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                                                                   Exhibit 10.10

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is made as of this 15th day of February, 2000, by and between LaSalle-Adams, L.L.C., a Delaware limited liability company ("Landlord") as successor in interest to 208 South LaSalle Associates, L.P. and Lodestar Financial Services, Inc., an Illinois corporation ("Tenant").

                              W I T N E S S E T H:

         A. WHEREAS, Landlord's predecessor in interest and Tenant entered into a lease agreement (the "Lease") dated August 31, 1995 for rental of certain office space commonly known as Suite 1710 (the "Premises") consisting of approximately 3,319 square feet of space, in the building (the "Building") which is located at 208 South LaSalle Street in Chicago, Illinois;

         B. Landlord and Tenant desire to amend the Lease to, among other things, extend the Expiration Date of the Lease Term, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

         1. Defined Terms. Each initially capitalized word or term used as a defined term in this Amendment but not otherwise defined herein which is defined in the Lease shall have the same meaning as is ascribed to such initially capitalized word or term in the Lease.

         2. Extension of Term. The Term of the Lease is hereby extended commencing on February 1, 2000 and continuing through and including December 31, 2003 (the "Extended Term"). All of the terms and provisions of the Lease shall continue to be applicable during the Extended Term, except as is otherwise specifically provided in this Amendment.

         3.  Expansion Space.

         (a) Effective as of February 15, 2000 (the "Expansion Space Commencement Date") the Premises will be expanded to include Suite 1709 at the Building, consisting of approximately

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157 rentable square feet (the "Expansion Space"). As of the Expansion Space
Commencement Date, all references in the Lease to the "Premises" shall be deemed to include the Expansion Space, and the Premises shall be deemed to consist of a total of approximately 3,476 rentable square feet. The Expansion Space is shown on Exhibit A attached hereto and made a part hereof.

         (b) Tenant acknowledges that it is accepting the Expansion Space "as is" without any representations from Landlord as to the repair or the condition of the Expansion Space or with respect to the suitability or fitness of the Expansion Space for Tenant's use. Tenant's taking possession of the Expansion Space shall be conclusive evidence that the Expansion Space was in good order and satisfactory condition as of the date Tenant took possession thereof. No agreement of Landlord to alter, remodel, decorate, clean or improve the Expansion Space or the Premises (or to provide Tenant with any credit or allowance for same), and no representation regarding the condition of the Expansion Space, the Premises or the Building have been made by or on behalf of Landlord or relied upon by Tenant, except as expressly stated in this Amendment. Notwithstanding the foregoing to the contrary, Landlord shall, at its expense, on or prior to February 1, 2000, patch and paint the walls of the Expansion Space (using Building standard materials); install one (1) surface-mounted fluorescent light fixture; meter the Expansion Space to connect same to the Premises; furnish and install one (1) countertop (using Building standard stock); patch ceiling tiles; and install new Building standard carpeting.

         4. Rent.

         A. Base Rent. Tenant shall pay Base Rent for the Expansion Space during the Extended Term as follows:

                       Annual Rate
                       -----------
                      of Base Rent      Annual         Monthly
                      ------------      ------         -------
       Period           Per RSF        Base Rent      Base Rent
       ------           -------        ---------      ---------
February 15, 2000       $  9.75        $ 1,530.75       $ 127.56
- January 31, 2001

February 1, 2001 -      $ 10.25        $ 1,609.25       $ 134.10
 January 31, 2002

February 1, 2002 -      $ 10.75        $ 1,687.75       $ 140.65
 December 31, 2002

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     B. Additional Rent. Tenant's obligation to pay Expenses and Taxes for the
Expansion Space (which obligation shall commence on the Expansion Space Commencement Date) shall be as set forth in the Lease, with the exception of the following modifications (with respect to the Expansion Space only):

        (i) The reference to "1995" in Sections 1.6 and 1.7 of the Lease shall be deleted, and "None" shall be inserted in lieu thereof in each instance;

        (ii) Section 3.2.2 of the Lease shall be modified by deleting the first sentence thereof in its entirety, and inserting in its place "Tax Escalation and Expense Escalation ("Tax Escalation and Expense Escalation") in an amount equal to Tenant's Proportionate Share of (a) Expenses in any calendar year and (b) Taxes for any calendar year."

     5. Broker. Tenant represents and warrants to Landlord that except for Prime Group Realty Services, Inc. ("Broker") Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of any commissions or fees due to Broker based upon a separate agreement(s) between Landlord and Broker.

     6. Notices. Effective as of the date of this Amendment, the address for notices to Landlord, as set forth in Section 1.12 of the Lease, shall be modified to insert the following as Landlord's address for notices:


                  To Landlord:   LaSalle-Adams, L.L.C.
                                 c/o Prime Group Realty Trust
                                 77 West Wacker Drive, Suite 3900
                                 Chicago, Illinois 60601
                                 Attention: James F. Hoffman

                  with copy to:  Prime Group Realty Trust
                                 77 West Wacker Drive, Suite 3900
                                 Chicago, Illinois 60601
                                 Attention: Philip A. Hoffer

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     7.  Effect of Amendment. The Lease, as hereby amended, shall remain in full force and effect, subject to the terms and provisions thereof and hereof.

     8. Submission. Submission of this Amendment by Landlord or Landlord's agent to Tenant or its agent or representative, for examination and/or execution shall not in any manner bind Landlord and no obligation on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by both Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord or Landlord's agent shall constitute an irrevocable offer by Tenant on the terms and conditions herein contained, which offer may not be revoked by Tenant for thirty (30) days after such delivery.

     9. No Default. Tenant represents, warrants and covenants that to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

     10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         [Signatures on Following Page]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

 TENANT:                                     LANDLORD:

 LODESTAR FINANCIAL SERVICES,                LASALLE-ADAMS, L.L.C., a Delaware
 INC., an Illinois corporation               limited liability company

                                             By: Prime Group Realty, L.P.,
 By: /s/ William A. Goldstein                    a Delaware limited
     ------------------------                    partnership, its
 Its: President                                  Administrative Member
      -----------------------

                                                 By: Prime Group Realty Trust,
                                                     a Maryland real estate
                                                     investment trust, its
                                                     Managing General Partner


                                                     By: /s/ Steven R.
                                                     Its: V.P

                                                     By: /s/ P.A. Hoffer
                                                     Its: EVP
                                                         -----------------------

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